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                                                                   EXHIBIT 10.81

         AGREEMENT, made this 30 day of August, 2001, by and between Floridino's, Inc. hereinafter referred to as the "SELLER", located at 950 Broadway, New York, New York and T.K.N. Corp., hereinafter referred to as the "PURCHASER", with its principal place of business at 879 71st Street, Brooklyn, New York 11228.

                                   WITNESSETH

WHEREAS, the SELLER is the owner of restaurant

and the SELLER desires to sell same to PURCHASER, and the later is willing to purchase the same, a restaurant business located at 950 Broadway, New York, New York a/k/a 5 East 221W Street, New York, New York

NOW, THEREFORE, IT IS MUTUALLY AGREED, AS FOLLOWS:

         1. On the terms and conditions herein set forth, the SELLER will sell and the PURCHASER will purchase, free and clear of liabilities, liens and other encumbrances, except as hereinafter set forth, the said chattels and equipment owned by the SELLER at the store premises, the right to use of the telephone number of said business (212) 614-7224, HOWEVER SELLER IS NOT SELLING THE NAME TO THE PURCHASER OF FLORIDINO'S so far as the SELLER can confer such right, and each and all the chattels, fixtures, applications, equipment, furnishings of said business and now in the said store premises, but excluding the following chattels, which are not the property of the SELLER:

         2.       The PURCHASE PRICE of the said properties and assets thereof
                  as aforesaid....................................   $336,000.00

                  (A) Inventories and stock in trade..............   $__________

                  (B) Chattels, fixtures & equipment..............   $__________

                  (C) Leasehold...................................   $__________

                  (D) Restrictive Covenant........................   $__________
                                            TOTAL PURCHASE PRICE:    $336,000.00

         3. THE PURCHASER shall pay to the SELLER the purchase price as above set forth, in the manner as follows:

                  A. By Purchaser assuming the obligations and payments to RCI
                     General Contracting Inc., wherein the principal balance of August 1st, 2001 is $277,960.63.

                  B. By Purchaser assuming the sum of $44,000.00 of the
                     outstanding tax liabilities due the Internal Revenue Service or the New York State Department of Taxation and Finance.

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                  C. The balance of the purchaser price shall include
                     outstanding payable due from the Seller and shall be offset in part by outstanding receivable due the Seller as well as the transfer of the security deposition on the lease in the sum of $45,000.00.

         3. (a) At the closing of sale of this Agreement, the SELLER will assign and transfer unto the PURCHASER, in recordable form, the lease of the said store premises, together with SECURITY, if any, deposited hereunder. The parties hereto will execute and deliver such instruments as may be required by the terms of the lease to effectuate the assignment thereof and the PURCHASER will (i) accept such assignment and transfer and
                  (ii) without the execution of any further documents, assume the performance and observance of each and all of the terms, conditions and covenants of the lease and pay the rent and other charges reserved thereby with the force and effect as if the PURCHASER had signed the lease originally as the Tenant named against all loses, costs and expenses or damages suffered or incurred by the SELLER in consequences of a breach by the PURCHASER of any of the terms, covenants and conditions of the lease occurring after the closing of sale.

                  (b) If the said lease shall require the written consent of the Landlord for the SELLERS' assignment and transfer thereof to the PURCHASER and the SELLER shall fail or be unable to deliver such consent at the closing of sale hereunder, then this Agreement shall be deemed canceled and of no further force and effect and the ESCROWEE shall pay over to the PURCHASER THE DOWN PAYMENT held by the ESCROWEE, who shall thereupon be discharged from all liability therefore, and the rights of the parties hereto resulting from this Agreement shall also terminate.

         4. At the closing of sale under this Agreement the PURCHASER will pay to the SELLER, in addition to the purchase price set forth hereinabove, the New York State Sales tax on the portion of the purchase price allocated for the chattels and fixtures of the business to be sold hereunder. In the event that the State of New York shall appraise the said chattels at an amount in excess of the allocation herein made thereof, then the PURCHASER will pay the sales tax on the amount of such excess, and then the PURCHASER will reimburse the SELLER, on demand, for such payment.

         5.(a) In the event this agreement to sell is in fact closed, then the SELLER, without exception of any further documents, will pay, satisfy and/or discharge, and indemnify and save and hold harmless the PURCHASER from and against all debt, liabilities, obligations and commitments of the SELLER, of whatever nature or character, whether absolute, contingent or otherwise, accruing to, or existing at, the closing of sale under this agreement and not expressly assumed by the PURCHASER, including (but not limited to, except as aforesaid) any account payable for goods, wares, merchandise, chattels and fixtures sold and/or delivered to the SELLER any Federal, State,

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                  City or other governmental tax charged against, imposed or assessed upon the SELLER, any unpaid employment contributions due the State of New York, any claim of the employees of the SELLER under any collective bargaining agreement between such union and the SELLER; the SELLER will also pay, satisfy and/or discharge an lien or other encumbrance upon the said property thereof to be sold under this agreement filed, or recorded prior to the delivery of the bill of sale to be delivered hereunder and not expressly assumed by the PURCHASER, and deliver to the PURCHASER satisfactions thereof in form for filing or recording.

                  (b) The PURCHASER, without the execution of any further documents, will pay, satisfy and/or discharge and indemnify and save harmless the SELLER from and against all debts, liabilities, obligations and commitments incurred by the PURCHASER in consequence of his ownership of the chattels, equipment and leasehold.

         6.(a) At the closing of sale under this agreement the SELLER, in lieu of compliance with the Uniform Commercial Code, shall make and deliver to the PURCHASER his affidavit in which he shall state, under oath, the names and addresses of his creditors and the monies due each of them or an affidavit of no creditors with respect to the business sold.

                  (b) To ensure the payment, satisfaction and/or discharge by the SELLER of the creditors set forth by him in his said affidavit and of the debts, liabilities, obligations, liens, or encumbrances by him to be paid, satisfied and/or discharged pursuant to Article 10, subd. (a), of this agreement, the parties hereto and the ESCROWEE, at closing of sale under this agreement, will enter into an agreement in writing by which the SELLER shall deposit with the ESCROWEE in escrow, for a period of ninety (90) days, from the date of closing the Sum of $10,000.00, and then to be paid over to the SELLER if, during said period, no claim in writing shall have been filed with the ESCROWEE in respect to such debts, liabilities, obligations, liens or encumbrances, and by which agreement the SELLER shall deposit with the ESCROWEE the SUM of $10,000.00, in note only to be held by the ESCROWEE in escrow until he shall have delivered to the PURCHASER or his attorney, by registered or certified mail return receipt requested, a photo copy of the certification by the State of New York that all sales taxes due to the State of New York for any period prior to closing have been paid discharged and/or adjusted by the SELLER and that all monies held in escrow to ensure such payment, discharge and/or adjustment may be released there from.

         7. To induce the PURCHASER to purchase the said properties and to pay the purchase price wherefore as above set forth, the SELLER warrants and represents to the PURCHASER as follows:

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         a)       That be is the sole and absolute owner of the chattels,
                  equipment and leasehold to be sold hereunder and that he has a good and marketable title to such and all of the assets free from any liens or other encumbrances.

         b) That there are no judgments of any court of record in the State of New York of the United States against him in any way a lien upon the assets hereby sold, nor has any petition in bankruptcy or other insolvency proceeding been filed by or against him, nor has he made any assignment for the benefit of creditors.

         c) That there are no actions or proceedings in law or in equity pending against him in any court, nor has he any knowledge of any threatened actions against him.

         d) That there are no violations noted in, or issued by, any governmental authority to the best of his knowledge, fully complied with all the laws, ordinances, rulings and regulations of all constituted governmental authorities having jurisdiction.

         e) That he has not mortgaged or otherwise encumbered the lease of the said store premises to be sold and assigned hereunder or the prepaid rent, deposits hereunder, that the rent or other charges payable under the lease have been fully paid to date; that he is nor in default of any of the terms, covenants, and conditions of lease, and that his interest as a tenant under the lease is a valid interest with which is now in full force and effect.

         8. In the event that this agreement to sell is in fact closed, then the PURCHASER, without the execution of any further documents, will be bound by, and assume the following contracts heretofore entered into by the seller in the conduct of the business with the same force and effect as if the PURCHASER were a signatory thereto originally.

         9.       Pending the closing of sale under this agreement, the SELLER
                  (a) will not violate the terms of the lease of the said store premises and (b) will not enter into any contract or agreement, written or oral binding the PURCHASER after the transfer of the assets to him.

         10. At the closing of sale under this agreement, adjustments shall be made for the following: rent and pre-paid rent and other charges fixed in the lease of the store premises, water, premiums on transferable insurance policies. The net amount of these adjustments shall be added to or subtracted from the balance payable an account of the purchase price pursuant to
                  Article 3. subd. (b) of this agreement, Rent Security.

         11. At the closing of sale under this agreement, the SELLER, FLORIDINO'S, INC., will execute and deliver to the PURCHASER, T.K.N. CORP., an agreement in writing by which FLORIDINO'S. INC., and its principals will covenant, and agree to, and with the PURCHASER not to establish, open or be engaged or in any manner become interested, directly or indirectly, either as owner, partner, agent, employee, or as a stockholder, officer or director of a

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                  corporation, or otherwise, in any restaurant/bar business for a period of three (-3-) years from the date of closing within the following area;

                  ONE SQUARE BLOCKS RADIUS OF THE PREMISES SOLD HEREIN,

         12. No oral statement or prior written matter shall have any force or effect. The PURCHASER was inspected and is familiar with the physical condition of the chattels, fixtures, equipment and furnishings and she hereby declares and agrees that she is purchasing voluntarily and on his own judgment and not upon any representation made by the SELLER or by anyone acting in his behalf as to the character, condition or quality of said chatters, fixtures equipment and, furnishings, other than those outlined in this agreement.

         13. The parties agree that NO BROKER was instrumental in bringing about this sale.

         14. Each and all of the terms, conditions, covenants, provisions, agreements, warranties and representations herein contained shall survive the closing of sale and shall not be deemed as merged in the transfer of title of the said business and property or in the payment of the consideration therefore.

         15.      The closing of sale under this agreement shall be held at:
                  Ginsberg & Katsorhis, P.C., 77-53 Main Street, Flushing, New York 11367 on or about October 2nd, 2001 at 5:00, P.M.

At closing, the keys to said premises and all other indicia of possessions shall be delivered to the PURCHASER the bill of sale (containing the usual warranties and affidavit of title) and all other instruments of sale, conveyance of assignment required under this agreement, or that may otherwise be required, for the proper transfer of the assets thereof; the monies held in escrow hereunder shall be paid over and all monies and documents required hereunder to be thereafter held in escrow shall, accordingly, to be delivered to the ESCROWEE herein named. The parties shall otherwise execute and deliver any and all other instruments as may be required to carry out the terms the terms of this agreement. Upon completion of the transfer and the payment of the purchase price above set forth, the PURCHASER shall have title to, and possession of the said business, and the SELLER will thereafter and forever defend the PURCHASER against any claim of any kind or description affecting the PURCHASER'S ownership of the said assets or his rights to the possession thereof.

         16. Every notice or other communication authorized or required by trugthis agreement shall not be effective unless given or served in writing and sent by United States registered or Certified mail, return receipt requested, directed to the address of the respective parties as aforesaid, or such other address as either party may designate any notice from time to time.

         17.      The SELLERS are represented by:

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                              Kerry John Katsorhis, Esq.
                              Ginsbera & Katsorhis, P .c. 77-53 Main Street Flushing, New York 11367 (718) 591.6900
                              FAX (718) 380.8039

                              The PURCHASERS are represented by:
                              Peter Zahakos, Esq.
                              1 Cross Island Plaza
                              Rosedale, New York 11422

IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year first above written.

                                              FLORIDINO'S,INC.

                                              By_________________________Pres.
                                                  NICK PIRGOUSIS

                                              T.K.N. CORP.

                                              By________________________Pres.
                                                  PERRY MALLAS